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                                                                  EXHIBIT 5.1


                                          October 7, 1996


FaxSav Incorporated
399 Thornall Street
Edison, New Jersey 08837

Ladies and Gentlemen:

            We have assisted in the preparation and filing by FaxSav Incorporated (the "Company") of a Registration Statement on Form S-1, as amended through October 7, 1996 (the "Registration Statement"), with the Securities and Exchange Commission, relating to the sale of up to 2,530,000 shares (the "Shares") of Common Stock, $0.01 par value (the "Common Stock"), of the Company. A form of underwriting agreement (the "Underwriting Agreement") is filed as an exhibit to the Registration Statement. The Registration Statement relates to 2,200,000 Shares to be issued and sold by the Company (the "Company Shares") and 330,000 Shares to be sold by a stockholder (the "Selling Stockholder Shares").

            We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

            Based upon and subject to the foregoing, we are of the opinion that
(i) the Shares have been duly authorized, (ii) the Selling Stockholder Shares have been validly issued and are fully paid and nonassessable and (iii) the Company Shares, when issued, sold and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

            We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the
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FaxSav Incorporated                                            October 7, 1996
                                                                        Page 2


related Prospectus and consent to the filing of this opinion as an exhibit thereto.


                                    Very truly yours,


                                    BROBECK, PHLEGER & HARRISON LLP